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                                                                    Exhibit 99.1

                          PHOENIX FOOTWEAR GROUP, INC.

FOR IMMEDIATE RELEASE

                PHOENIX FOOTWEAR GROUP, INC. ANNOUNCES FOLLOW-ON
                          OFFERING OF ITS COMMON STOCK

CARLSBAD, CALIFORNIA, FEBRUARY 23, 2004 -- Phoenix Footwear Group, Inc. (AMEX:
PXG) today announced that it may file a registration statement with the Securities and Exchange Commission by the end of the second quarter of 2004 for a proposed follow-on offering that the Company anticipates will include newly issued shares of its common stock sold on a firm commitment basis by an underwriter. The Company expects to use the net proceeds from the offering primarily for general corporate purposes, including working capital, reduction of debt and possible future strategic acquisitions. The exact timing and terms of the proposed offering are dependent upon market conditions and will be determined in the future by the Company and its underwriter. Accordingly, the Company plans to observe SEC rules regarding communications while in registration.

A registration statement relating to these securities has not been filed with the Securities and Exchange Commission. This release does not constitute an offer to sell, or a solicitation of an offer to buy, any shares of Phoenix Footwear. These shares may not be sold, and offers to buy may not be accepted, before a registration statement is declared effective by the Securities and Exchange Commission. This press release is being issued pursuant to and in accordance with Rule 135 under the Securities Act of 1933, as amended.

Forward Looking Statements

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Phoenix Footwear cautions readers that statements regarding the filing of a registration statement, the timing of such filing and any other future aspect relating to the proposed offering are forward-looking statements and are based on management's current expectations, estimates and projections. Words such as "anticipates," "expects," "intends," "plans," "targets," "projects," "believes," "seeks," "estimates" and similar expressions are intended to identify such forward-looking statements. Such statements include, but are not limited to, plans, projections and estimates regarding the proposed offering and its terms and the use of proceeds from the offering. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, many of which are beyond Phoenix Footwear's control and are difficult to predict, including prevailing market conditions and other factors. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this release. Unless legally required, Phoenix Footwear undertakes no obligation to revise or update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACTS:

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
Kenneth Wolf                                                  Todd St.Onge
CHIEF FINANCIAL OFFICER                                       BRAINERD COMMUNICATORS, INC.
Phoenix Footwear Group, Inc.                                  (212) 986-6667
(760) 602-9688
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